UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 10, 2021

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

 (201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 8.01. Other Events

On August 10, 2021, Becton, Dickinson and Company (the “Company”) announced that it has amended its previously announced tender offers to purchase for cash, subject to prioritized acceptance levels, series-specific tender caps, if any, an aggregate maximum tender cap and proration, each of its 3.875% Senior Notes due 2024, 3.734% Senior Notes due 2024 and 3.363% Senior Notes due 2024 (collectively, the “Maximum Tender Offer Notes”) to (i) increase the previously announced maximum principal amount to be purchased by the Company of its 3.734% Senior Notes due 2024 from $300,000,000 to $500,000,000 and (ii) increase the previously announced maximum principal amount to be purchased by the Company of all series of Maximum Tender Offer Notes in the tender offers from $715,000,000 to $1,285,000,000.

Filed herewith as Exhibit 99.1 and incorporated herein by reference is a copy of the Company’s press release announcing the upsizing of such tender offers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY

Date: August 10, 2021	By:	/s/ Gary DeFazio
		Name:	Gary DeFazio
		Title:	Senior Vice President, Corporate Secretary and Associate General Counsel